Exhibit 99.a

News Release

5 Sarnowski Drive, Glenville, New York, 12302
(518) 377-3311   Fax: (518) 381-3668

Subsidiary: Trustco Bank	Nasdaq -- TRST

Contact:        Robert Leonard
Executive Vice President
(518) 381-3693

FOR IMMEDIATE RELEASE:

TrustCo Reports 2025 Net Income of $61.1 Million for the Year; Posts Total Shareholder Return Three Times That Of Peers

Executive Snapshot:

•	Financial results:
o	Key metrics for the fourth quarter 2025 compared to the fourth quarter of 2024:
■	Net income of $15.6 million increased 38.0% compared to $11.3 million
■	Diluted earnings per share of $0.85 increased 44.1% compared to $0.59
■	Net interest margin of 2.82%, up 22 basis points from 2.60%
■	Return on Average Assets of 0.97%, up 32.9% from 0.73%
■	Return on Average Equity of 8.99%, up 34.2% from 6.70%
■	Net interest income of $43.7 million, up 12.4% from $38.9 million

•	Capital position and Stock Repurchase Program:
o	Book value per share as of December 31, 2025 was $38.08, up from $35.56 as of December 31, 2024
o	One million shares, or 5.3%, of TrustCo common stock were purchased under the Stock Repurchase Program during 2025, of which 533 thousand shares or 2.9% were purchased in the fourth quarter
o	Two million shares, or 11.1%, of TrustCo common stock authorized for purchase under an additional Stock Repurchase Program announced for 2026

Glenville, New York – January 21, 2026

TrustCo Bank Corp NY (TrustCo, NASDAQ: TRST) today announced strong financial results for the fourth quarter of 2025 highlighted by a substantial increase in net interest income, continued margin expansion, and sustained loan and deposit growth across core lending and deposit categories.  For the three months ended December 31, 2025, net interest income increased 12.4% year over year to $43.7 million, supported  by the ongoing asset repricing across our loan portfolio at higher yields and effective management of interest expense, which together more than offset competitive pressures on deposit pricing.  For the three months ended December 31, 2025, net interest margin expanded to 2.82% from 2.60% in the prior year period, driven by enhanced asset yields and disciplined deposit pricing strategies.  This resulted in fourth quarter 2025 net income of $15.6 million, or $0.85 diluted earnings per share, compared to net income of $11.3 million or $0.59 diluted earnings per share for the fourth quarter 2024; and net income of $61.1 million or $3.25 diluted earnings per share for the year ended December 31, 2025, compared to net income of $48.8 million or $2.57 diluted earnings per share for the year ended December 31, 2024.  Loan balances expanded throughout the quarter, with total average loans increasing $126.8 million for the fourth quarter 2025 over the same period in 2024.  Following this period of sustained growth, TrustCo remains confident in the quality of its loan portfolio amid broader market concerns.  Our continued focus on solid underwriting within our loan portfolio and conservative lending standards positions us to manage credit risk effectively in the current environment.

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Overview

Chairman, President, and CEO, Robert J. McCormick said “The results announced today are absolutely stellar.  Our team performed extraordinarily well on all levels.  We have long-served Trustco Bank customers in a manner that has generated trust and earned loyalty.  With this foundation, our retail area has been able to control cost of funds, which, in turn, expanded margin.  The lenders finished strong, with the best quarterly loan growth of the year.  The management team successfully executed a million-share buyback and then immediately sought and received regulatory approval for a further two-million share buyback, which we then fully funded.  Thus, between what we have done, and what we are likely to do, we will have re-purchased more than 16% of the outstanding shares of our stock over the two-year period – and may not be done.  Perhaps even more significantly, we grew total shareholder return 29% over the year, outpacing a major regional bank index and our proxy peers by a factor of more than three times.   With our capital position still strong, and our credit quality remaining exceptional, I look forward to seeing our team deliver even greater value to our shareholders in 2026 and beyond.”

Details

As the year came to an end, we continued to see meaningful net interest income improvement, and management expects net interest income improvement to remain sustainable.  The Bank’s loan and investment portfolios continue to reprice upward as lower yielding assets mature and are replaced with higher rate loan originations and bond investment purchases, driving steady improvement in overall asset yields.  We believe that this ongoing repricing reflects disciplined loan production aligned with current market conditions. Complementing this, the Bank maintains a strong liquidity position, providing flexibility to support future growth as funding conditions continue to evolve.  We believe that, together, these factors position the Bank to continue net interest income growth in the coming quarters and deliver long-term value to shareholders.  Net interest income was $43.7 million for the fourth quarter 2025, an increase of $4.8 million, or 12.4%, compared to the fourth quarter of 2024, driven by loan growth at higher interest rates, and an increase in interest income on federal funds sold and other short-term investments.  The net interest margin for the fourth quarter of 2025 was 2.82%, up 22 basis points from 2.60% in the fourth quarter of 2024.  The yield on interest earnings assets increased to 4.24% in the fourth quarter of 2025, up 12 basis points from 4.12% in the fourth quarter of 2024.  The cost of interest bearing liabilities decreased to 1.84% in the fourth quarter 2025, down from 1.97% in the fourth quarter 2024.

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Average loans were up $126.8 million, or 2.5%, in the fourth quarter of 2025 over the same period in 2024.  Average residential loans and Home Equity Credit Lines (HECLs), our primary lending focus, were up $50.6 million, or 1.2%, and $54.1 million, or 13.5%, respectively, in the fourth quarter 2025 over the same period in 2024.  Average commercial loans also increased $24.5 million, or 8.6%, in the fourth quarter 2025 over the same period in 2024.  We believe that this upward trend reflects improving economic confidence among borrowers, strong credit quality, and the Bank’s focus on relationship lending. The consistent growth in the loan portfolio will likely enhance net interest income in the quarters ahead.  Average deposits were up $208.0 million, or 3.9%, for the fourth quarter of 2025 compared to the fourth quarter 2024, primarily as a result of an increase in time deposits, interest bearing checking accounts, and demand deposits. The Bank’s ongoing emphasis on relationship banking, combined with competitive product offerings and digital capabilities, has contributed to a broadening deposit base that supports ongoing loan growth and expansion.

During the fourth quarter of 2025, the Bank has remained focused on capital deployment and allocation, guided by a disciplined framework, with share repurchases serving as a key tool to enhance shareholder value.  This reflects our confidence in the long-term strength of the franchise and our focus on capital optimization. For the three and twelve months ended December 31, 2025, TrustCo repurchased 533 thousand shares, or 2.9%, and one million shares, or 5.3%, respectively, of TrustCo’s outstanding common stock under the previously announced stock repurchase program.  As a result, we have completed the repurchase of the maximum number of shares authorized for repurchase under the program that was authorized in the first quarter of 2025.  Consequently, during the fourth quarter, the Company announced another stock repurchase program which allows the Company to repurchase up to two million shares, or 11.1%, of TrustCo common stock over the next year.  We continue to believe that our approach ensures every dollar of capital is working to generate solid returns, strengthen customer relationships, and enhance shareholder value.  As of December 31, 2025, our equity to asset ratio was 10.66%, compared to 10.84% as of December 31, 2024.  Book value per share as of December 31, 2025 was $38.08, up 7.1% compared to $35.56 as of a year earlier.

Asset quality remains strong and has been consistent over the past twelve months.  TrustCo recorded a provision for credit losses of $400 thousand in the fourth quarter of 2025, flat compared to $400 thousand for the same period in 2024.  For the three months ended December 31, 2025 the provision for credit losses was the result of a provision for credit losses on loans of $300 thousand and a provision for credit losses on unfunded commitments of $100 thousand.  The ratio of allowance for credit losses on loans to total loans was 0.99% as of both December 31, 2025 and 2024.  The allowance for credit losses on loans was $52.2 million as of December 31, 2025, compared to $50.2 million as of December 31, 2024.  Nonperforming loans (NPLs) were $20.7 million as of December 31, 2025, compared to $18.8 million as of December 31, 2024.  NPLs were 0.39% and 0.37% of total loans as of December 31, 2025 and 2024, respectively.  The coverage ratio, or allowance for credit losses on loans to NPLs, was 252.5% as of December 31, 2025, compared to 267.3% as of December 31, 2024.  Nonperforming assets (NPAs) were $22.1 million as of December 31, 2025, compared to $21.0 million as of December 31, 2024.  While nonperforming loans increased modestly during the year, asset quality metrics remain stable and well covered by reserves, reflecting the Bank’s conservative underwriting standards.

A conference call to discuss fourth quarter 2025 results will be held at 9:00 a.m. Eastern Time on January 22, 2026.  Those wishing to participate in the call may dial toll-free for the United States at 1-833-470-1428, and for Canada at 1-833-950-0062, Access code 774913.  A replay of the call will be available for thirty days by dialing toll-free for the United States at 1-866-813-9403, Access code 268454.  The call will also be audio webcast at https://events.q4inc.com/attendee/175579250, and will be available for one year.

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About TrustCo Bank Corp NY

TrustCo Bank Corp NY is a $6.4 billion savings and loan holding company and through its subsidiary, Trustco Bank, operated 134 offices in New York, New Jersey, Vermont, Massachusetts, and Florida as of December 31, 2025.

In addition, the Bank’s Wealth Management Department offers a full range of investment services, retirement planning and trust and estate administration services.  The common shares of TrustCo are traded on the NASDAQ Global Select Market under the symbol TRST.

Forward-Looking Statements

All statements in this news release and the related earnings call that are not historical are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements can be identified by words such as “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future development, results or periods. Examples of forward-looking statements include, among others, statements we make regarding our expectations for our future performance, including our expectations regarding net interest income and shareholder value for future quarters; the impact of our loan portfolio’s growth on net interest income; the impact of the continued repricing of our loan and investment portfolios on overall asset yields; the amount of shares that we expect to repurchase in 2026; and the anticipated effects of our capital management strategy, including our stock repurchase program.  Forward-looking statements are based on management’s current expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Such forward-looking statements are subject to factors and uncertainties that could cause actual results to differ materially for TrustCo from the views, beliefs and projections expressed in such statements.  TrustCo wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The following important factors, among others, in some cases have affected and in the future could affect TrustCo’s actual results and could cause TrustCo’s actual financial performance to differ materially from that expressed in any forward-looking statement:  future changes in interest rates; external economic factors, such as changes in monetary policy, ongoing inflationary pressures and continued elevated prices; exposure to credit risk in our lending activities; the risk of weakness in residential real estate markets; our increasing commercial loan portfolio; the sufficiency of our allowance for credit losses on loans to cover actual loan losses; our ability to meet the cash flow requirements of our depositors or borrowers or meet our operating cash needs to fund corporate expansion and other activities; claims and litigation pertaining to fiduciary responsibility and lender liability; the enforcement of federal cannabis laws and regulations and its impact on our ability to provide services in the cannabis industry; our dependency upon the services of the management team; our disclosure controls and procedures’ ability to prevent or detect errors or acts of fraud; the adequacy of our business continuity and disaster recovery plans; the effectiveness of our risk management framework; the impact of any expansion by us into new lines of business or new products and services; an increase in the prevalence of fraud and other financial crimes; the impact of severe weather events and climate change on us and the communities we serve, including societal responses to climate change; environmental, social and governance risks, as well as diversity, equity, and inclusion-related risks, and their impact on our reputation and relationships; the chance of a prolonged economic downturn, especially one affecting our geographic market area; instability in global economic conditions and geopolitical matters, as well as volatility in financial markets; the soundness of other financial institutions; U.S. government shutdowns, credit rating downgrades, or failure to increase the debt ceiling; fluctuations in the trust wealth management fees we receive as a result of investment performance; the impact of regulatory capital rules on our growth; changes in laws and regulations, including changes in cybersecurity or privacy regulations; restrictions on data collection and use; our compliance with the USA PATRIOT Act, Bank Secrecy Act, and other laws and regulations that could result in material fines or sanctions; changes in tax laws; limitations on our ability to pay dividends; TrustCo Realty Corp.’s ability to qualify as a real estate investment trust; changes in accounting standards; competition within our market areas; consumers and businesses’ use of non-banks to complete financial transactions; our reliance on fourth-party service providers; the impact of data breaches and cyber-attacks; the development and use of artificial intelligence; the impact of a failure in or breach of our operational or security systems or infrastructure, or those of fourth parties; the impact of an unauthorized disclosure of sensitive or confidential client or customer information; the impact of interruptions in the effective operation of our computer systems; the impact of anti-takeover provisions in our organizational documents; the impact of the manner in which we allocate capital; and other risks and uncertainties set forth in our public filings made with the Securities and Exchange Commission (the “SEC”), including our Annual Report on Form 10-K for the year ended December 31, 2024, our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025, and September 30, 2025, and future reports to be filed with the SEC. The forward-looking statements contained in this news release represent TrustCo management’s judgment as of the date of this news release. TrustCo disclaims, however, any intent or obligation to update forward-looking statements, either as a result of future developments, new information or otherwise, except as may be required by law.

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TRUSTCO BANK CORP NY
GLENVILLE, NY

FINANCIAL HIGHLIGHTS

(dollars in thousands, except per share data)
(Unaudited)

	Three months ended
	12/31/2025		9/30/2025		12/31/2024
Summary of operations
Net interest income	$43,735		$43,119		$38,902
Provision for credit losses	400		250		400
Noninterest income	4,430		4,689		4,409
Noninterest expense	26,710		26,242		28,165
Net income	15,565		16,258		11,281

Per share
Net income per share:
- Basic	$0.85		$0.87		$0.59
- Diluted	0.85		0.86		0.59
Cash dividends	0.38		0.38		0.36
Book value at period end	38.08		37.30		35.56
Market price at period end	41.33		36.30		33.31

At period end
Full time equivalent employees	743		738		737
Full service banking offices	134		136		136

Performance ratios
Return on average assets	0.97%		1.02%		0.73%
Return on average equity	8.99		9.29		6.70
Efficiency ratio (GAAP)	55.46		54.89		65.03
Adjusted Efficiency ratio (1)	55.12		54.87		63.93
Net interest spread	2.40		2.40		2.15
Net interest margin	2.82		2.82		2.60
Dividend payout ratio	44.14		43.68		60.70

Capital ratios at period end
Consolidated equity to assets (GAAP)	10.66%		10.90%		10.84%
Consolidated tangible equity to tangible assets (1)	10.65%		10.89%		10.83%

Asset quality analysis at period end
Nonperforming loans to total loans	0.39%		0.36%		0.37%
Nonperforming assets to total assets	0.34		0.31		0.34
Allowance for credit losses on loans to total loans	0.99		1.00		0.99
Coverage ratio (2)	2.5	x	2.8	x	2.7	x

(1)	Non-GAAP Financial Measure, see Non-GAAP Financial Measures Reconciliation.
(2)	Calculated as allowance for credit losses on loans divided by total nonperforming loans.

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FINANCIAL HIGHLIGHTS, Continued

(dollars in thousands, except per share data)
(Unaudited)

	Year Ended
	12/31/25	12/31/24
Summary of operations
Net interest income	$168,973	$151,939
Provision for credit losses	1,600	2,000
Net gains on equity securities	-	1,383
Noninterest income, excluding net gains on equity securities	18,945	18,451
Noninterest expense	105,504	105,727
Net income	61,137	48,833

Per share
Net income per share:
- Basic	$3.26	$2.57
- Diluted	3.25	2.57
Cash dividends	1.48	1.44
Book value at period end	38.08	35.56
Market price at period end	41.33	33.31

Performance ratios
Return on average assets	0.97%	0.80%
Return on average equity	8.88	7.43
Efficiency ratio (GAAP)	56.14	61.55
Adjusted Efficiency ratio (1)	55.76	61.60
Net interest spread	2.31	2.10
Net interest margin	2.74	2.54
Dividend payout ratio	45.19	56.09

(1)	Non-GAAP Financial Measure, see Non-GAAP Financial Measures Reconciliation.

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CONSOLIDATED STATEMENTS OF INCOME

(dollars in thousands, except per share data)
(Unaudited)
	Three months ended
	12/31/2025	9/30/2025	6/30/2025	3/31/2025	12/31/2024
Interest and dividend income:
Interest and fees on loans	$56,886	$55,953	$54,557	$53,450	$53,024
Interest and dividends on securities available for sale:
U. S. government sponsored enterprises	350	599	614	596	680
State and political subdivisions	-	1	-	-	-
Mortgage-backed securities and collateralized mortgage obligations -residential	1,490	1,583	1,613	1,483	1,418
Corporate bonds	536	265	210	260	358
Small Business Administration - guaranteed participation securities	68	72	75	81	84
Other securities	8	7	8	7	6
Total interest and dividends on securities available for sale	2,452	2,527	2,520	2,427	2,546

Interest on held to maturity securities:
Mortgage-backed securities and collateralized mortgage obligations - residential	50	52	54	57	59
Total interest on held to maturity securities	50	52	54	57	59

Federal Home Loan Bank stock	126	125	129	151	152

Interest on federal funds sold and other short-term investments	6,580	7,376	7,212	6,732	6,128
Total interest income	66,094	66,033	64,472	62,817	61,909

Interest expense:
Interest on deposits:
Interest-bearing checking	501	483	536	558	397
Savings	715	741	733	734	719
Money market deposit accounts	1,810	2,065	2,086	1,989	2,024
Time deposits	18,993	19,427	19,195	18,983	19,680
Interest on short-term borrowings	340	198	176	180	187
Total interest expense	22,359	22,914	22,726	22,444	23,007

Net interest income	43,735	43,119	41,746	40,373	38,902

Less: Provision for credit losses	400	250	650	300	400
Net interest income after provision for credit losses	43,335	42,869	41,096	40,073	38,502

Noninterest income:
Trustco Financial Services income	1,950	1,967	1,818	2,120	1,778
Fees for services to customers	2,192	2,429	2,266	2,645	2,226
Other	288	293	768	209	405
Total noninterest income	4,430	4,689	4,852	4,974	4,409

Noninterest expenses:
Salaries and employee benefits	12,242	12,727	11,876	11,894	12,068
Net occupancy expense	4,592	4,470	4,518	4,554	4,563
Equipment expense	2,219	1,938	1,918	1,944	2,404
Professional services	1,083	1,571	1,886	1,726	1,782
Outsourced services	2,100	2,492	2,460	2,700	3,051
Advertising expense	629	290	304	361	590
FDIC and other insurance	1,135	1,052	1,136	1,188	1,113
Other real estate expense, net	161	8	522	28	476
Other	2,549	1,694	1,603	1,934	2,118
Total noninterest expenses	26,710	26,242	26,223	26,329	28,165

Income before taxes	21,055	21,316	19,725	18,718	14,746
Income taxes	5,490	5,058	4,686	4,443	3,465

Net income	$15,565	$16,258	$15,039	$14,275	$11,281

Net income per common share:
- Basic	$0.85	$0.87	$0.79	$0.75	$0.59

- Diluted	0.85	0.86	0.79	0.75	0.59

Weighted average basic shares (in thousands)	18,275	18,755	18,965	19,020	19,015
Weighted average diluted shares (in thousands)	18,327	18,805	18,994	19,044	19,045

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CONSOLIDATED STATEMENTS OF INCOME, Continued

(dollars in thousands, except per share data)
(Unaudited)
	Year Ended
	12/31/25	12/31/24
Interest and dividend income:
Interest and fees on loans	$220,846	$205,600
Interest and dividends on securities available for sale:
U. S. government sponsored enterprises	2,159	3,213
State and political subdivisions	1	1
Mortgage-backed securities and collateralized mortgage obligations - residential	6,169	5,760
Corporate bonds	1,271	1,557
Small Business Administration - guaranteed participation securities	296	368
Other securities	30	13
Total interest and dividends on securities available for sale	9,926	10,912

Interest on held to maturity securities:
Mortgage-backed securities-residential	213	254
Total interest on held to maturity securities	213	254

Federal Home Loan Bank stock	531	604

Interest on federal funds sold and other short-term investments	27,900	25,946
Total interest income	259,416	243,316

Interest expense:
Interest on deposits:
Interest-bearing checking	2,078	1,236
Savings	2,923	2,876
Money market deposit accounts	7,950	8,748
Time deposits	76,598	77,726
Interest on short-term borrowings	894	791
Total interest expense	90,443	91,377

Net interest income	168,973	151,939

Less: Provision for credit losses	1,600	2,000
Net interest income after provision for credit losses	167,373	149,939

Noninterest income:
Trustco Financial Services income	7,855	7,247
Fees for services to customers	9,532	9,852
Net gains on equity securities	-	1,383
Other	1,558	1,352
Total noninterest income	18,945	19,834

Noninterest expenses:
Salaries and employee benefits	48,739	48,149
Net occupancy expense	18,134	17,820
Equipment expense	8,019	7,889
Professional services	6,266	6,675
Outsourced services	9,752	10,858
Advertising expense	1,584	1,803
FDIC and other insurance	4,511	4,116
Other real estate expense, net	719	770
Other	7,780	7,647
Total noninterest expenses	105,504	105,727

Income before taxes	80,814	64,046
Income taxes	19,677	15,213

Net income	$61,137	$48,833

Net income per common share:
- Basic	$3.26	$2.57

- Diluted	3.25	2.57

Weighted average basic shares (in thousands)	18,752	19,018
Weighted average diluted shares (in thousands)	18,790	19,037

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CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(dollars in thousands)
(Unaudited)

	12/31/2025	9/30/2025	6/30/2025	3/31/2025	12/31/2024
ASSETS:

Cash and due from banks	$50,569	$42,026	$45,218	$48,782	$47,364
Federal funds sold and other short term investments	679,858	653,530	668,373	707,355	594,448
Total cash and cash equivalents	730,427	695,556	713,591	756,137	641,812

Securities available for sale:
U. S. government sponsored enterprises	31,772	51,557	71,241	65,942	85,617
States and political subdivisions	9	18	18	18	18
Mortgage-backed securities and collateralized mortgage obligations - residential	206,290	215,466	221,721	219,333	213,128
Small Business Administration - guaranteed participation securities	11,710	12,330	12,945	13,683	14,141
Corporate bonds	59,932	39,800	29,943	24,779	44,581
Other securities	705	701	698	698	700
Total securities available for sale	310,418	319,872	336,566	324,453	358,185

Held to maturity securities:
Mortgage-backed securities and collateralized mortgage obligations-residential	4,339	4,593	4,836	5,090	5,365
Total held to maturity securities	4,339	4,593	4,836	5,090	5,365

Federal Reserve Bank and Federal Home Loan Bank stock	6,601	6,601	6,601	6,507	6,507

Loans:
Commercial	313,443	311,491	314,273	302,753	286,857
Residential mortgage loans	4,463,260	4,420,813	4,394,317	4,380,561	4,388,302
Home equity line of credit	464,201	447,235	435,433	419,806	409,261
Installment loans	11,556	12,231	12,678	13,017	13,638
Loans, net of deferred net costs	5,252,460	5,191,770	5,156,701	5,116,137	5,098,058

Less: Allowance for credit losses on loans	52,205	51,891	51,265	50,606	50,248
Net loans	5,200,255	5,139,879	5,105,436	5,065,531	5,047,810

Bank premises and equipment, net	40,707	39,718	38,129	37,178	33,782
Operating lease right-of-use assets	33,638	35,291	36,322	34,968	36,627
Other assets	114,315	107,514	106,894	108,681	108,656

Total assets	$6,440,700	$6,349,024	$6,348,375	$6,338,545	$6,238,744

LIABILITIES:
Deposits:
Demand	$814,908	$795,508	$784,351	$793,306	$762,101
Interest-bearing checking	1,077,141	1,025,582	1,045,043	1,067,948	1,027,540
Savings accounts	1,069,564	1,063,763	1,082,489	1,094,968	1,086,534
Money market deposit accounts	457,389	455,488	467,087	478,872	465,049
Time deposits	2,138,415	2,140,932	2,111,344	2,061,576	2,049,759
Total deposits	5,557,417	5,481,273	5,490,314	5,496,670	5,390,983

Short-term borrowings	120,054	97,749	82,370	82,275	84,781
Operating lease liabilities	36,391	38,180	39,350	38,324	40,159
Accrued expenses and other liabilities	40,249	39,809	43,536	33,468	46,478

Total liabilities	5,754,111	5,657,011	5,655,570	5,650,737	5,562,401

SHAREHOLDERS’ EQUITY:
Capital stock	20,119	20,103	20,097	20,097	20,097
Surplus	260,333	259,980	259,490	259,182	258,874
Undivided profits	479,996	471,314	462,158	453,931	446,503
Accumulated other comprehensive income (loss), net of tax	10,024	2,955	1,663	(132)	(3,861)
Treasury stock at cost	(83,883)	(62,339)	(50,603)	(45,270)	(45,270)

Total shareholders’ equity	686,589	692,013	692,805	687,808	676,343

Total liabilities and shareholders’ equity	$6,440,700	$6,349,024	$6,348,375	$6,338,545	$6,238,744

Outstanding shares (in thousands)	18,029	18,554	18,851	19,020	19,020

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NONPERFORMING ASSETS

(dollars in thousands)
(Unaudited)

12/31/2025	9/30/2025	6/30/2025	3/31/2025	12/31/2024
Nonperforming Assets

New York and other states*
Loans in nonaccrual status:
Commercial	$1,990	$292	$684	$688	$343
Real estate mortgage - 1 to 4 family	14,584	14,568	14,048	14,795	14,671
Installment	29	30	34	139	108
Total nonperforming loans	16,603	14,890	14,766	15,622	15,122
Other real estate owned	1,394	1,234	1,136	2,107	2,175
Total nonperforming assets	$17,997	$16,124	$15,902	$17,729	$17,297

Florida
Loans in nonaccrual status:
Commercial	$-	$-	$-	$-	$-
Real estate mortgage - 1 to 4 family	4,047	3,574	3,132	3,135	3,656
Installment	22	13	12	3	22
Total nonperforming loans	4,069	3,587	3,144	3,138	3,678
Other real estate owned	-	-	-	-	-
Total nonperforming assets	$4,069	$3,587	$3,144	$3,138	$3,678

Total
Loans in nonaccrual status:
Commercial	$1,990	$292	$684	$688	$343
Real estate mortgage - 1 to 4 family	18,631	18,142	17,180	17,930	18,327
Installment	51	43	46	142	130
Total nonperforming loans	20,672	18,477	17,910	18,760	18,800
Other real estate owned	1,394	1,234	1,136	2,107	2,175
Total nonperforming assets	$22,066	$19,711	$19,046	$20,867	$20,975

Quarterly Net (Recoveries) Chargeoffs

New York and other states*
Commercial	$-	$-	$-	$(3)	$62
Real estate mortgage - 1 to 4 family	(33)	(194)	(121)	41	(316)
Installment	(13)	(2)	18	4	41
Total net chargeoffs (recoveries)	$(46)	$(196)	$(103)	$42	$(213)

Florida
Commercial	$-	$-	$-	$(315)	$314
Real estate mortgage - 1 to 4 family	-	-	-	-	-
Installment	32	20	94	15	1
Total net (recoveries) chargeoffs	$32	$20	$94	$(300)	$315

Total
Commercial	$-	$-	$-	$(318)	$376
Real estate mortgage - 1 to 4 family	(33)	(194)	(121)	41	(316)
Installment	19	18	112	19	42
Total net (recoveries) chargeoffs	$(14)	$(176)	$(9)	$(258)	$102

Asset Quality Ratios

Total nonperforming loans (1)	$20,672	$18,477	$17,910	$18,760	$18,800
Total nonperforming assets (1)	22,066	19,711	19,046	20,867	20,975
Total net (recoveries) chargeoffs (2)	(14)	(176)	(9)	(258)	102

Allowance for credit losses on loans (1)	52,205	51,891	51,265	50,606	50,248

Nonperforming loans to total loans	0.39%	0.36%	0.35%	0.37%	0.37%
Nonperforming assets to total assets	0.34%	0.31%	0.30%	0.33%	0.34%
Allowance for credit losses on loans to total loans	0.99%	1.00%	0.99%	0.99%	0.99%
Coverage ratio (1)	252.5%	280.8%	286.2%	269.8%	267.3%
Annualized net (recoveries) chargeoffs to average loans (2)	0.00%	-0.01%	0.00%	-0.02%	0.01%
Allowance for credit losses on loans to annualized net chargeoffs (2)	N/A	N/A	N/A	N/A	123.2	x

* Includes New York, New Jersey, Vermont and Massachusetts.
(1)	At period-end
(2)	For the three-month period ended

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DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS’ EQUITY -
INTEREST RATES AND INTEREST DIFFERENTIAL

(dollars in thousands)

(Unaudited)	Three months ended			Three months ended
	December 31, 2025			December 31, 2024
	Average	Interest	Average	Average	Interest	Average
	Balance		Rate	Balance		Rate
Assets

Securities available for sale:
U. S. government sponsored enterprises	$48,668	$350	2.88%	$88,125	$680	3.09%
Mortgage backed securities and collateralized mortgage obligations - residential	226,934	1,490	2.60	238,771	1,418	2.36
State and political subdivisions	15	0	6.71	23	0	6.35
Corporate bonds	46,819	536	4.58	50,025	358	2.86
Small Business Administration - guaranteed participation securities	12,621	68	2.15	15,693	84	2.15
Other	702	8	4.56	700	6	3.43

Total securities available for sale	335,759	2,452	2.92	393,337	2,546	2.59

Federal funds sold and other short-term Investments	656,528	6,580	3.98	504,458	6,128	4.83

Held to maturity securities:
Mortgage backed securities and collateralized mortgage obligations - residential	4,467	50	4.45	5,501	59	4.31

Total held to maturity securities	4,467	50	4.45	5,501	59	4.31

Federal Home Loan Bank stock	6,601	126	7.64	6,507	152	9.34

Commercial loans	309,833	4,295	5.54	285,303	3,869	5.42
Residential mortgage loans	4,439,133	45,024	4.06	4,388,567	42,486	3.87
Home equity lines of credit	455,713	7,344	6.39	401,636	6,422	6.36
Installment loans	11,362	223	7.78	13,741	247	7.14

Loans, net of unearned income	5,216,041	56,886	4.36	5,089,247	53,024	4.16

Total interest earning assets	6,219,396	$66,094	4.24	5,999,050	$61,909	4.12

Allowance for credit losses on loans	(52,249)			(50,342)
Cash & non-interest earning assets	213,211			190,341

Total assets	$6,380,358			$6,139,049

Liabilities and shareholders’ equity

Deposits:
Interest bearing checking accounts	$1,035,796	$501	0.19%	$994,786	$397	0.16%
Money market accounts	456,240	1,810	1.57	469,784	2,024	1.71
Savings	1,063,516	715	0.27	1,085,952	719	0.26
Time deposits	2,153,365	18,993	3.50	2,000,563	19,680	3.91

Total interest bearing deposits	4,708,917	22,019	1.86	4,551,085	22,820	1.99
Short-term borrowings	107,579	340	1.25	84,136	187	0.88

Total interest bearing liabilities	4,816,496	$22,359	1.84	4,635,221	$23,007	1.97

Demand deposits	801,944			751,747
Other liabilities	75,291			82,738
Shareholders’ equity	686,627			669,343

Total liabilities and shareholders’ equity	$6,380,358			$6,139,049

Net interest income		$43,735			$38,902

Net interest spread			2.40%			2.15%

Net interest margin (net interest income to total interest earning assets)			2.82%			2.60%

Page | 11

DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS’ EQUITY -
INTEREST RATES AND INTEREST DIFFERENTIAL, Continued

(dollars in thousands)

(Unaudited)	Year Ended			Year Ended
	December 31, 2025			December 31, 2024
	Average	Interest	Average	Average	Interest	Average
	Balance		Rate	Balance		Rate
Assets

Securities available for sale:
U. S. government sponsored enterprises	$66,529	2,159	3.25%	$105,729	3,213	3.04%
Mortgage backed securities and collateralized mortgage obligations - residential	237,037	6,169	2.60	247,466	5,760	2.33
State and political subdivisions	17	1	6.75	25	1	6.69
Corporate bonds	34,745	1,271	3.66	58,447	1,557	2.66
Small Business Administration - guaranteed
participation securities	13,772	296	2.15	17,003	368	2.17
Other	699	30	4.29	698	13	1.86

Total securities available for sale	352,799	9,926	2.81	429,368	10,912	2.54

Federal funds sold and other short-term Investments	645,154	27,900	4.32	493,546	25,946	5.26

Held to maturity securities:
Mortgage backed securities and collateralized mortgage obligations - residential	4,845	213	4.39	5,916	254	4.29

Total held to maturity securities	4,845	213	4.39	5,916	254	4.29

Federal Home Loan Bank stock	6,575	531	8.08	6,389	604	9.45

Commercial loans	306,997	17,146	5.59	280,566	15,101	5.38
Residential mortgage loans	4,405,426	174,966	3.97	4,370,582	165,533	3.79
Home equity lines of credit	434,740	27,823	6.40	374,841	23,944	6.39
Installment loans	12,174	911	7.49	14,926	1,022	6.85

Loans, net of unearned income	5,159,337	220,846	4.28	5,040,915	205,600	4.08

Total interest earning assets	6,168,710	259,416	4.20	5,976,134	243,316	4.07

Allowance for credit losses on loans	(51,303)			(49,648)
Cash & non-interest earning assets	206,732			188,748

Total assets	$6,324,139			$6,115,234

Liabilities and shareholders’ equity

Deposits:
Interest bearing checking accounts	$1,037,072	2,078	0.20%	$998,501	1,236	0.12%
Money market accounts	465,077	7,950	1.71	509,409	8,748	1.72
Savings	1,079,405	2,923	0.27	1,128,190	2,876	0.25
Time deposits	2,104,815	76,598	3.64	1,911,116	77,726	4.07

Total interest bearing deposits	4,686,369	89,549	1.91	4,547,216	90,586	1.99
Short-term borrowings	89,816	894	0.99	89,707	791	0.88

Total interest bearing liabilities	4,776,185	90,443	1.89	4,636,923	91,377	1.97

Demand deposits	783,521			738,816
Other liabilities	76,094			82,398
Shareholders’ equity	688,339			657,097

Total liabilities and shareholders’ equity	$6,324,139			$6,115,234

Net interest income		168,973			151,939

Net interest spread			2.31%			2.10%

Net interest margin (net interest income to total interest earning assets)			2.74%			2.54%

Page | 12

Non-GAAP Financial Measures Reconciliation

Tangible book value per share is a non-GAAP financial measure derived from GAAP-based amounts. We calculate tangible book value by excluding the balance of intangible assets from total shareholders’ equity divided by shares outstanding. We believe that this is consistent with the treatment by bank regulatory agencies, which exclude intangible assets from the calculation of risk-based capital ratios. Additionally, we believe that this measure is important to many investors in the marketplace who are interested in relative changes from period to period in equity exclusive of changes in intangible assets.

Tangible equity as a percentage of tangible assets at period end is a non-GAAP financial measure derived from GAAP-based amounts. We calculate tangible equity and tangible assets by excluding the balance of intangible assets from total shareholders’ equity and total assets, respectively.  We calculate tangible equity as a percentage of tangible assets at period end by dividing tangible equity by tangible assets at period end.  We believe that this is consistent with the treatment by bank regulatory agencies, which exclude intangible assets from the calculation of risk-based capital ratios.  Additionally, we believe that this measure is important to many investors in the marketplace who are interested in relative changes from period to period in equity and total assets, each exclusive of changes in intangible assets.

Adjusted efficiency ratio is a non-GAAP measures of expense control relative to revenue from net interest income and non-interest fee income.  We calculate the efficiency ratio by dividing total non-interest expense by the sum of net interest income and total non-interest income.  We calculate the adjusted efficiency ratio by dividing total noninterest expenses as determined under GAAP, excluding other real estate expense, net, by net interest income and total noninterest income as determined under GAAP, excluding net gains on equity securities. We believe that this provides a reasonable measure of primary banking expenses relative to primary banking revenue.  Additionally, we believe this measure is important to investors looking for a measure of efficiency in our productivity measured by the amount of revenue generated for each dollar spent.

We believe that these non-GAAP financial measures provide information that is important to investors and that is useful in understanding our financial results. Our management internally assesses our performance based, in part, on these measures.  However, these non-GAAP financial measures are supplemental and not a substitute for an analysis based on GAAP measures. As other companies may use different calculations for these measures, this presentation may not be comparable to other similarly titled measures reported by other companies. A reconciliation of the non-GAAP measures of tangible book value to shares outstanding, tangible equity as a percentage of tangible assets, and efficiency ratio to the most directly comparable GAAP measures is set forth below.

Page | 13

NON-GAAP FINANCIAL MEASURES RECONCILIATION

(dollars in thousands)
(Unaudited)

		12/31/2025	9/30/2025	12/31/2024
Tangible Book Value Per Share

Equity (GAAP)		$686,589	$692,013	$676,343
Less: Intangible assets		553	553	553
Tangible equity (Non-GAAP)		$686,036	$691,460	$675,790

Shares outstanding		18,029	18,554	19,020
Tangible book value per share (Non-GAAP)		38.05	37.27	35.53
Book value per share		38.08	37.30	35.56

Tangible Equity to Tangible Assets
Total Assets (GAAP)		$6,440,700	$6,349,024	$6,238,744
Less: Intangible assets		553	553	553
Tangible assets (Non-GAAP)		$6,440,147	$6,348,471	$6,238,191

Consolidated Equity to Assets (GAAP)		10.66%	10.90%	10.84%
Consolidated Tangible Equity to Tangible Assets (Non-GAAP)		10.65%	10.89%	10.83%

		Three months ended				Year Ended
Efficiency and Adjusted Efficiency Ratios		12/31/2025	9/30/2025	6/30/2025	12/31/2024	12/31/2025	12/31/2024

Net interest income (GAAP)	A	$43,735	$43,119	$41,746	$38,902	$168,973	$151,939
Non-interest income (GAAP)	B	4,430	4,689	4,852	4,409	18,945	19,834
Less: Net gains on equity securities	-	-	-	-	-	1,383
Revenue used for efficiency ratio (Non-GAAP)	C	$48,165	$47,808	$46,598	$43,311	$187,918	$170,390

Total noninterest expense (GAAP)	D	$26,710	$26,242	$26,223	$28,165	$105,504	$105,727
Less: Other real estate expense, net	E	161	8	522	476	719	770
Expense used for efficiency ratio (Non-GAAP)	F	$26,549	$26,234	$25,701	$27,689	$104,785	$104,957

Efficiency Ratio (GAAP)	D/(A+B)	55.46%	54.89%	56.27%	65.03%	56.14%	61.55%
Adjusted Efficiency Ratio (Non-GAAP)	F/C	55.12%	54.87%	55.15%	63.93%	55.76%	61.60%

Page | 14